UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 23, 2010
DATE OF EARLIEST EVENT REPORTED: December 20, 2010

000-53725
(Commission file number)

 Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
(Address of principal executive offices)

(281) 453-2888
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Blast’s annual meeting of shareholders was held on December 20, 2010.  A total of 35,019,096 shares of common stock and 6,000,000 Series A preferred stock were present or represented by proxy at the 2010 Annual Meeting, representing 56.4 % of the issued and outstanding shares entitled to vote at the meeting. Each holder of Series A preferred stock is entitled to one (1) vote for each share held. Two proposals were submitted to shareholders as described in the 2010 Proxy Statement and were approved by shareholders at the meeting.

Item 1	For	Against	Abstain
The election of three (3) directors to our Board of Directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal.

Roger (Pat) P. Herbert	40,745,601	273,495	-
Michael L. Peterson	40,183,601	835,495	-
Donald E. Boyd	40,753,601	265,495	-
Item 2	For	Against	Abstain
The ratification of GBH CPAs, PC, as the Company's independent auditors, for the fiscal year ended December 31, 2010.	40,695,358	183,295	140,443

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blast Energy Services, Inc.

By:	/s/ Michael Peterson,
Michael Peterson
Interim President and CEO

Date: December 23, 2010